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                                                                    Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of and to the incorporation by reference to our report dated January 17, 2001, with respect to the consolidated financial statements of the Company as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, in the Current Report on Form 8-K of Allegiant Bancorp, Inc. filed on October 5, 2001.

                                                        /s/ ERNST & YOUNG LLP

St. Louis, Missouri
October 5, 2001